EXHIBIT 23.3



                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

     We hereby consent to the incorporation by reference in this Registration Statement of Edge Petroleum Corporation (the "Company") on Form S-8 of our summary report dated March 26, 1999 included as Exhibit 99.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1998 and the data extracted from our reports and the references to our firm appearing in "Items 1 and 2. "Business and Properties" under the caption "Oil and Gas Reserves" and in Supplemental Financial Information on Oil and Natural Gas Exploration, Development and Production Activities (unaudited) in such Annual Report on Form 10-K.

     We hereby consent to all references to such reports, letters and/or to this firm in each of this Registration Statement and the Prospectus to which this Registration Statement relates, and further consent to our being named as an expert in each of this Registration Statement and the Prospectus to which this Registration Statement relates.


/S/ Ryder Scott Company
    Petroleum Consultants
-------------------------
Ryder Scott Company
Petroleum Consultants
Houston, Texas
December 16, 1999